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                 [LETTERHEAD OF MORGAN, LEWIS, & BOCKIUS LLP]

December 6, 2002

The American Life Insurance Company of New York
The American Separate Account 5
435 Hudson Street, 2nd Floor
New York, New York 10014

Re:  Registration No. 333-62662
     --------------------------

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in each Statement of Additional Information contained in Post-Effective Amendment No. 5 to the Registration Statement on Form N-4 (File No. 333-62662) for The American Separate Account 5 filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

                                                 Very truly yours,

                                                 MORGAN, LEWIS & BOCKIUS LLP

                                                 By: /s/ Michael Berenson
                                                     --------------------
                                                     Michael Berenson